PUTNAM INVESTMENTS
                                  (Logo)

                       PUTNAM HEALTH SCIENCES TRUST
                              Class M Shares

                             Trust Certificate

Account No.              Certificate No.               Shares

                                             CUSIP 746778 40 6

     THIS CERTIFIES THAT

is the owner of                       Class M shares of
beneficial interest in Putnam Health Sciences Trust, fully paid and nonassessable, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of January 28, 1982, as amended and restated April 3, 1992, establishing Putnam Health Sciences Trust, and all amendments thereto, copies of which are on file with the Secretary of State of The Commonwealth of Massachusetts. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust. This certificate is not valid unless countersigned by the Investor Servicing Agent.

     In Witness Whereof the Trustees of Putnam Health Sciences
Trust have caused the following facsimile signatures to be affixed to this certificate.

Dated:                             COUNTERSIGNED:

                                   PUTNAM INVESTOR SERVICES
                                   a division of Putnam Fiduciary
                                   Trust Company
                                   INVESTOR SERVICING AGENT

                                   BY


          FOR THE TRUSTEES         AUTHORIZED SIGNATURE

s:\shared\funds\new\A0Lex1